Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Fund Service Providers” and “Financial Highlights” within the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statements of Additional Information and to the use of our reports dated July 26, 2016 relating to the financial statements of Deutsche X-trackers MSCI All World ex US Hedged Equity ETF, Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF, Deutsche X-trackers MSCI Brazil Hedged Equity ETF, Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF, Deutsche X-trackers MSCI Emerging Markets High Dividend Yield Hedged Equity ETF, Deutsche X-trackers MSCI Europe Hedged Equity ETF, Deutsche X-trackers MSCI Germany Hedged Equity ETF, Deutsche X-trackers MSCI Japan Hedged Equity ETF, Deutsche X-trackers MSCI Mexico Hedged Equity ETF, Deutsche X-trackers MSCI South Korea Hedged Equity ETF, Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF, Deutsche X-trackers MSCI EAFE Hedged Equity ETF, Deutsche X-trackers Emerging Markets Bond—Interest Rate Hedged ETF, Deutsche X-trackers High Yield Corporate Bond—Interest Rate Hedged ETF, Deutsche X-trackers Investment Grade Bond—Interest Rate Hedged ETF, Deutsche X-trackers Municipal Infrastructure Revenue Bond ETF, Deutsche X-trackers MSCI EAFE High Dividend Yield Hedged Equity ETF, Deutsche X-trackers Dow Jones Hedged International Real Estate ETF, Deutsche X-trackers MSCI Spain Hedged Equity ETF, Deutsche X-trackers S&P Hedged Global Infrastructure ETF, Deutsche X-trackers Harvest CSI 300 China A-Shares ETF, Deutsche X-trackers Harvest CSI 500 China A-Shares Small Cap ETF, Deutsche X-trackers MSCI Eurozone Hedged Equity ETF, Deutsche X-trackers MSCI Eurozone High Dividend Yield Hedged Equity ETF, Deutsche X-trackers MSCI All World ex US High Dividend Yield Hedged Equity ETF, Deutsche X-trackers CSI 300 China A-Shares Hedged Equity ETF, Deutsche X-trackers MSCI Southern Europe Hedged Equity ETF, Deutsche X-trackers MSCI EAFE Small Cap Hedged Equity ETF, Deutsche X-trackers MSCI Australia Hedged Equity ETF, Deutsche X-trackers Japan JPX-Nikkei 400 Equity ETF, Deutsche X-trackers MSCI Italy Hedged Equity ETF, Deutsche X-trackers Japan JPX-Nikkei 400 Hedged Equity ETF and Deutsche X-trackers MSCI All China Equity ETF within the DBX ETF Trust for the fiscal year ended May 31, 2016, which is incorporated by reference in this Post-Effective Amendment No. 368 to the Registration Statement (Form N-1A No. 333-170122) within DBX ETF Trust.

/s/ ERNST & YOUNG LLP

New York, New York

September 26, 2016